UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 21, 2015

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On December 21, 2015, Acorda Therapeutics, Inc. (the “Company”) announced that Enrique Carrazana, M.D., the Company’s Chief Medical Officer (CMO) and one of its named executive officers, is leaving the Company effective January 4, 2016.  Dr. Carrazana is expected to serve as a consultant to the Company for at least six (6) months following his departure.

The Company has engaged Burkhard Blank, M.D., to assume the responsibilities of CMO on an interim basis upon Dr. Carrazana’s departure. Dr. Blank has more than 25 years of industry experience, holding senior leadership positions with responsibility for managing international clinical trial programs, as well as heading regulatory affairs, statistics, drug safety and related departments. As CMO of Boehringer Ingelheim Pharmaceuticals, Inc., Dr. Blank oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two U.S. Food and Drug Administration (FDA) Advisory Committee Meetings; all five NDAs received FDA approval. Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies.  Dr. Blank is a Board-certified internist and received his medical degree from Universitaet Marburg, Germany.

A copy of the press release announcing Dr. Carrazana’s departure and the Company's engagement of Dr. Blank on an interim basis is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

(e)  The Company intends to enter into a consulting agreement with Dr. Carrazana, effective as of his departure and subject to negotiation with Dr. Carrazana, pursuant to which he will provide certain consulting services to the Company during the consulting period in exchange for, among other things, the Company’s agreement to modify Dr. Carrazana’s outstanding stock options to extend vesting and exercise rights based on the consulting period.  Dr. Carrazana will also receive compensation and benefits to which he is entitled pursuant to his existing employment agreement with the Company.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

December 21, 2015	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 21, 2015